Exhibit 99.1


                                                             EXECUTION COPY


                        VOTING AND SUPPORT AGREEMENT

          VOTING AND SUPPORT AGREEMENT, dated as of September 23, 2004 (this "Agreement"), by and among Tracinda Corporation, a Nevada corporation ("Nevada"), 250 Rodeo, Inc., a Delaware corporation ("Delaware" and, together with Nevada, the "Principal Stockholders"), and LOC Acquisition Company, a Delaware corporation ("Newco").

          WHEREAS, as of the date hereof, Nevada owns 144,290,996 shares of the Common Stock, par value $0.01 per share (the "Company Common Stock"), of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), and Delaware owns 19,758,648 shares of the Company Common Stock;

          WHEREAS, Newco proposes to enter into a transaction (such transaction, including the contemplated merger and the effects thereof, the "Transaction") with the Company, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated September 23, 2004, by and between the Company and Newco (the "Merger Agreement"); and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Newco has required that the Principal Stockholders execute and deliver this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

          2. Representations of the Principal Stockholders.

          (a) The Principal Stockholders hereby, jointly and severally, represent and warrant to Newco as follows:

               (i) Each Principal Stockholder is the beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, but without regard to any conditions (including the passage of time) to the acquisition of such shares) of, and has good and valid and marketable title to, the number of shares of Company Common Stock set forth opposite such Principal Stockholder's name on Annex A attached hereto, subject to the First Amended and Restated Pledge Agreement, dated as of October 30, 1996, by and between Nevada and Bank of America National Trust and Savings Association, as amended, and the Pledge Agreement, dated as of August 28, 1998 by and between Delaware and Bank of America National Trust and Savings Association, as amended (including any successor or replacement agreements permitted by this Agreement, the "Pledge Agreements"). All of such shares are collectively referred to herein as the "Shares."

               (ii) As of the date hereof, each Principal Stockholder is not the beneficial owner of any shares of Company Common Stock or other voting securities or instruments of the Company, other than the Shares.

               (iii) Each Principal Stockholder is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to the terms of the Pledge Agreements and other than as required or permitted by this Agreement, each Principal Stockholder has the power and authority (corporate or other) to vote the Shares beneficially owned by such Principal Stockholder.

               (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each Principal Stockholder and no other corporate proceedings on the part of either Principal Stockholder are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Principal Stockholder and this Agreement constitutes a valid and binding agreement of each Principal Stockholder, enforceable against each Principal Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

               (v) Subject to the terms of the Pledge Agreements and other than as required or permitted by this Agreement, the Shares are now and shall at all times during the term of this Agreement be owned of record by the Principal Stockholders as set forth in Annex A (or by a nominee or custodian for the account of the applicable Principal Stockholder), free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Shares, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of the Shares other than this Agreement.

               (vi) The execution and delivery of this Agreement by each Principal Stockholder, the consummation by each Principal Stockholder of the transactions contemplated hereby and the performance by such Principal Stockholder of its obligations hereunder shall not (including with notice or lapse of time or both):

                    (1) require any consent, approval, order, authorization
               or permit of, or registration or filing with or notification to, any Governmental Entity or other party, except for the filing with the Securities and Exchange Commission (the "Commission") of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act, and filings under applicable gaming regulations, as may be required in connection with this Agreement and the transactions contemplated hereby;

                    (2) contravene or conflict with the certificate of incorporation or bylaws of such Principal Stockholder;

                    (3) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Principal Stockholder is a party or by which such Principal Stockholder or any of its assets is bound; or

                    (4) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to such Principal Stockholder in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of such Principal Stockholder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement, except, in the case of clause (1) above, with respect to the Pledge Agreements.

               (vii) Each Principal Stockholder acknowledges receipt and review of the Merger Agreement and understands the terms and conditions thereof. Each Principal Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing. Each Principal Stockholder understands and acknowledges that Newco is entering into the Merger Agreement in reliance upon such Principal Stockholder's execution, delivery and performance of this Agreement.

          (b) Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

          3. Agreement to Vote Shares.

          (a) Whereas the Board of Directors of the Company has approved and declared advisable the merger of Newco with and into the Company upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, during the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms, subject to the terms of the Pledge Agreements, the Principal Stockholders agree to: (i) appear, or cause the record holder of any Shares on the applicable record date (each a "Record Holder") to appear (in person or by proxy), at any annual or special meeting of the stockholders of the Company for the purpose of obtaining a quorum, or, if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company, the Principal Stockholders, jointly and severally, agree to execute or cause all Record Holders to execute such consent, and (ii) vote (or, if requested, execute consents or proxies with respect to), and cause each Record Holder to vote (or, if requested, execute consents or proxies with respect to), the Shares and any New Shares (as defined in Section 7 hereof): (w) in favor of adoption and approval of the Merger Agreement and the Transaction, including each other action, agreement and transaction contemplated by or in furtherance of the Merger Agreement, the Transaction and this Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (x) against any Takeover Proposal; (y) against any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of any Principal Stockholder under this Agreement; and (z) except as otherwise agreed to in writing in advance by Newco, against the following actions or proposals: (1)(A) other than the transactions contemplated by Section 2.5 of the Merger Agreement, any change in the persons who constitute the board of directors of the Company; (B) except as permitted in the Merger Agreement, any change in the present capitalization of the Company or any amendment of the Company's amended and restated certificate of incorporation or amended and restated bylaws; or (C) except as permitted by the Merger Agreement, any change in the Company's corporate structure or business; and (2) any other action, proposal, transaction or agreement that would reasonably be expected to compete with or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction. Each Principal Stockholder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding whatsoever with any Person that would reasonably be expected to violate, conflict or interfere with the provisions of this Agreement or that would reasonably be expected to delay, discourage, adversely affect or inhibit the timely consummation of the Transaction. Notwithstanding the foregoing, the Principal Stockholders shall remain free to vote (or execute consents or proxies with respect to) the Shares with respect to any matter not covered by this Section 3 in any manner they deem appropriate, provided that such vote (or execution of consents or proxies with respect thereto) would not reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction. Notwithstanding any reference in this paragraph to actions by written consent, the Principal Stockholders shall have no obligation to execute any written consent in lieu of a meeting with respect thereto for the purpose of approving and adopting the Merger Agreement and the Transaction unless the Company shall have requested that such approval and adoption be effected through the execution of any such written consent, in which case the Principal Stockholders shall, jointly and severally, execute such consent.

          (b) In furtherance of the covenants set forth in Sections 3(a) hereof, each Principal Stockholder agrees to deliver or cause each Record Holder of any Shares or New Shares of such Principal Stockholder to deliver to Newco upon request a proxy, substantially in the form of Annex B attached hereto, for any such stockholder meeting (or action by written consent), which proxy shall be coupled with an interest and irrevocable to the fullest extent permitted under Delaware law, except as otherwise required under the terms of the Pledge Agreements and except that such proxy shall terminate upon any termination of this Agreement pursuant to
Section 13 hereof, with the total number of Shares and any New Shares beneficially owned by such Principal Stockholder correctly indicated thereon.

          4. Representations of Newco. Newco hereby represents and warrants to the Principal Stockholders that:

          (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Newco and is a valid and binding agreement of Newco enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

          (c) The execution, delivery and performance by Newco of this Agreement and the consummation by Newco of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both):

               (i)   contravene  or  conflict  with  the   certificate   of
          incorporation or the bylaws of Newco;

               (ii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Newco is a party or by which Newco or any of its assets may be bound;

               (iii) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Newco in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Newco to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

               (iv) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party.

          5. No Solicitations. Subject to Section 10 hereof, each Principal Stockholder, in such Principal Stockholder's capacity as a beneficial owner of Shares and New Shares (as defined in Section 7 hereof), agrees that such Principal Stockholder shall not, nor shall such Principal Stockholder permit any Person "controlling" it or under its "control" (as such term is used in the Exchange Act) to, (a) directly or indirectly solicit, initiate, propose or take any other action to facilitate any Takeover Proposal, (b) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal (including any letter of intent or agreement in principle), (c) initiate or participate in any way in any negotiations or discussions regarding a Takeover Proposal, (d) furnish or disclose to any Third Party any information with respect to, or which would be reasonably expected to lead to, any Takeover Proposal, (e) solicit proxies or become a "participant" in or otherwise assist a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) that would reasonably be expected to compete with, or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of, the Transaction or would reasonably be expected to result in the abandonment or termination of, or failure to consummate, the Transaction (including with respect to any Takeover Proposal or any action related thereto), (f) otherwise encourage or assist any Person in taking or planning any action (including any Takeover Proposal or any action related thereto) which would reasonably be expected to compete with or otherwise would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of, the Transaction or would reasonably be expected to result in the abandonment or termination of, or failure to consummate, the Transaction, (g) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by written consent of the Company's stockholders that would reasonably be expected to compete with or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of, the Transaction or would reasonably be expected to result in the abandonment or termination of, or failure to consummate, the Transaction (including with respect to any Takeover Proposal or any action related thereto) or (h) become a member of a "group" (as such term is used in
Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for any purpose that would reasonably be expected to compete with, or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction or would reasonably be expected to result in the abandonment or termination of, or failure to consummate the Transaction (including with respect to any Takeover Proposal or any action related thereto). Each of the Principal Stockholders shall be liable for any breach of this Section 5 by any Person controlling it or under its control.

          6. Transfer and Encumbrance.

          (a) Subject to the terms of the Pledge Agreements and this Agreement, during the term of this Agreement, each Principal Stockholder agrees not to, directly or indirectly, transfer, sell, offer, hypothecate, assign, pledge or otherwise dispose of or encumber ("Transfer"), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or New Shares or such Principal Stockholder's voting or economic interest therein. Subject to the terms of the Pledge Agreements and this Agreement, during the term of this Agreement, each Principal Stockholder agrees not to (i) grant any proxies, options or rights of first offer or refusal with respect to any of the Shares or New Shares, (ii) permit any such Shares or New Shares to be, or become subject to, any pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements or (iii) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the Shares or New Shares. Notwithstanding the foregoing, (x) either Principal Stockholder may take any action described in the previous two sentences, so long as the other party (a "transferee") to such Transfer or other arrangement described in the second sentence of this Section 6 executes this Agreement (or a joinder thereto in a form reasonably satisfactory to Newco) and agrees to be bound by its terms; provided, however, that notwithstanding such Transfer or arrangement, such Principal Stockholder shall continue to be liable for any breach by such transferee of its agreements and covenants under this Agreement, and (y) the Principal Stockholders are permitted to (1) amend, extend or otherwise modify the Pledge Agreements and the Second Amended and Restated Credit Agreement, dated as of August 16, 2000, by and between Nevada, the several financial institutions from time to time parties thereto, and Bank of America N.A., as amended (such agreement, together with the Pledge
Agreements, the "Credit Documents") and (2) enter into new credit arrangements replacing or supplementing the Credit Documents, provided that such amendment, extension or modification or new credit arrangement, in each case, does not contain provisions that adversely affect the ability of the Principal Stockholders to comply with their obligations under this Agreement other than provisions that are substantially similar to the provisions in the existing Credit Documents.

          7. Additional Purchases. Each Principal Stockholder agrees that in the event (a) any shares of Company Common Stock or other voting securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of such Principal Stockholder or otherwise; (b) such Principal Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement; or (c) such Principal Stockholder acquires the right to vote or share in the voting of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement (such Company Common Stock and other voting securities of the Company, collectively, the "New Shares"), each Principal Stockholder agrees to vote such New Shares in the same manner as the Shares and to notify Newco and then deliver promptly to Newco upon request of Newco a proxy with respect to such New Shares, substantially in the form of Annex B attached hereto, which shall be irrevocable to the fullest extent permitted under Delaware law, except as otherwise required under the terms of the Pledge Agreements and except that such proxy shall terminate upon any termination of this Agreement pursuant to Section 13 hereof. Each Principal Stockholder also agrees that any New Shares acquired or purchased by such Principal Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

          8. Covenants of the Principal Stockholders.

          (a) Each Principal Stockholder agrees that such Principal Stockholder shall not avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by any of the Principal Stockholders.

          (b) Upon receipt by the Principal Stockholders of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, each Principal
Stockholder shall execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of the Principal Stockholders, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          (c) Each Principal Stockholder will, in its capacity as a beneficial owner of Shares and New Shares, (1) use all reasonable efforts to cooperate with the Company and Newco in connection with the Transaction,
(2) promptly take such further actions and execute and deliver such additional documents as may be necessary or appropriate to consummate the Transaction, and (3) provide any information reasonably requested by the Company or Newco for any regulatory application or filing made, or approval sought, for the Transaction.

          (d) Each Principal Stockholder will give prompt written notice to Newco of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties set forth in Section 2 hereof. The Principal Stockholders will use their respective reasonable best efforts not to take any action, or omit to take any action, that would reasonably be expected to result in an Event of Default under the Pledge Agreements. "Event of Default" shall have the meaning ascribed to such term under the applicable Pledge Agreement.

          9. Covenants of the Principal Stockholders and Newco.

          (a) Each of Newco and the Principal Stockholders shall use their respective best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

          (b) Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by them or on their behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

          10. Fiduciary Duties. Nothing contained herein shall limit or affect any actions taken by either Principal Stockholder or any person or entity controlling or under the control of either Principal Stockholder of the types described in clauses (i) and (ii) of the proviso to paragraph (a) of Section 6.2 of the Merger Agreement in response to a Takeover Proposal, to the extent that the Company is permitted to take such actions under the aforementioned proviso and provided that such Principal Stockholder acts in accordance with any requirement set forth in such proviso, nor shall anything contained herein limit or affect any actions taken by any person in his capacity as a director of the Company in accordance with the provisions of the Merger Agreement, and none of such actions taken in accordance with the provisions of this Section 10 or in accordance with the provisions of the Merger Agreement shall be deemed to constitute a breach of this Agreement.

          11. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

          12. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable; and, other than in respect of Section 10, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other parties hereto, except that Newco may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates.

          13. Termination.  This Agreement will terminate on the earlier of
(a) the mutual agreement of Newco and each Principal Stockholder, (b) the Effective Time, (c) the termination of the Merger Agreement pursuant to its terms, and (d) the execution by the Company of any amendment, supplement, waiver or modification to the Merger Agreement that has not previously been approved in writing by each Principal Stockholder.

          14. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein shall be brought solely in the Federal courts of the United States located in the State of Delaware; provided, that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the United States District Court for the Southern District of New York; provided, further, that if (and only after) both the Federal courts of the United States located in the State of Delaware and the United States District Court for the Southern District of New York determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the Chancery Court of the State of Delaware. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions provided for herein may not be enforced in or by such courts. Each party agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein shall be properly served or delivered if delivered in the manner contemplated by
Section 16 hereof. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transactions provided for herein.

          16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)   if to Newco to:

                     LOC Acquisition Company
                     c/o Sony Corporation of America
                     550 Madison Avenue, 34th Floor
                     New York, New York 10022
                     Attention: Robert S. Wiesenthal
                     Telecopy: (212) 833-7752

                with a copy (which shall not constitute notice) to:

                     Dewey Ballantine LLP
                     1301 Avenue of the Americas
                     New York, New York  10019
                     Attention:  Morton A. Pierce, Esq.
                                 Michael J. Aiello, Esq.
                     Telecopy:  (212) 259-6333

                and

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     300 South Grand Avenue
                     Los Angeles, California 90071
                     Attention:  Nicholas P. Saggese, Esq.
                     Telecopy:  (213) 687-5600

                and

                     Davis Polk & Wardwell
                     450 Lexington Avenue
                     New York, New York  10017
                     Attention:Dennis S. Hersch
                     Telecopy:  (212) 450-3800

                (ii) if to either of the Principal Stockholders, to:

                     Tracinda Corporation
                     150 South Rodeo Drive, Suite 250
                     Beverly Hills, CA 90212
                     Attention: General Counsel,
                     Telecopy:  310 271-3416

                with a copy (which shall not constitute notice) to:

                     Fried, Frank, Harris, Shriver & Jacobson LLP
                     One New York Plaza
                     New York, New York 10004
                     Attention:  Warren S. de Wied, Esq.
                     Telecopy:  212 859-4000

          17. Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

          18. Waiver. The parties hereto may, to the extent permitted by applicable Law, subject to Section 19 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          19. Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

          20. Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          21. Headings. All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                          [Signature Page Follows]

          IN  WITNESS  WHEREOF,   the  parties  hereto  have  executed  and
delivered this Agreement as of the date first written above.


                                         TRACINDA CORPORATION



                                         By:    /s/ Anthony L. Mandekic
                                             -----------------------------
                                             Name:  Anthony L. Mandekic
                                             Title: Secretary/Treasurer



                                         250 RODEO, INC.



                                         By:    /s/ Anthony L. Mandekic
                                             -----------------------------
                                             Name:  Anthony L. Mandekic
                                             Title: Secretary/Treasurer



                                         LOC Acquisition Company



                                         By:    /s/ Michael Dominguez
                                             -----------------------------
                                             Name:  Michael Dominguez
                                             Title: Chairman of the Board

                                                                    ANNEX A
                                                                    -------



                                     Shares of Company
Principal Stockholders              Common Stock Owned
----------------------              ------------------

Tracinda Corporation                    144,290,996

250 Rodeo, Inc.                         19,758,648

                                                                    ANNEX B
                                                                    -------


                         FORM OF IRREVOCABLE PROXY

          The undersigned hereby revokes any previous proxies and appoints LOC Acquisition Company, a Delaware corporation ("Newco"), and any individual who shall be designated by Newco, with full power of substitution and resubstitution as attorney-in-fact and proxy of the undersigned to attend any and all meetings of stockholders (and any adjournments or postponements thereof) of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), to vote all shares of Common Stock, par value $0.01 per share, of the Company that the undersigned is then entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were present, with respect to all matters specified in the Voting and Support Agreement, dated as of September 23, 2004 (the "Voting Agreement"), by and among Newco, the undersigned and the other parties signatory thereto. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement.

          This proxy has been granted pursuant to Section 3 of the Voting Agreement. This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable during the term of the Voting Agreement to the fullest extent permitted under Delaware law, except as otherwise required under the terms of the Pledge Agreements and except that such proxy shall terminate upon any termination of the Merger Agreement pursuant to its terms.

          The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Dated:  ______, 2004




                                            [NAME]



                                            By:
                                               --------------------------------
                                               Name:
                                               Title: